                                                                   Exhibit 10.01

                                                           STRICTLY CONFIDENTIAL


                              EMPLOYMENT AGREEMENT

         AGREEMENT by and between Park Merger Co., a Delaware corporation to be renamed as C&K Witco Corporation (as so renamed, and together with its successors and assigns permitted hereunder, the "Company"), Witco
Corporation, a Delaware corporation ("Witco") and E. Gary Cook (the "Executive") dated as of the 31st day of May, 1999.

                              W I T N E S S E T H :


         WHEREAS, the Executive is currently the Chairman of the Board, President and Chief Executive Officer of Witco;

         WHEREAS, pursuant to the Agreement and Plan of Reorganization dated as of May 31, 1999 (the "Reorganization Agreement") among the Company, Crompton & Knowles Corporation, a Massachusetts corporation ("C&K") and Witco, it is contemplated that C&K will merge with and into the Company, with the Company surviving, and immediately thereafter Witco will merge with and into the Company, with the Company surviving (collectively, such mergers are referred to herein as the "Merger");

         WHEREAS, the Company, C&K and Witco have determined that it is in the best interests of their respective shareholders to assure that Witco will have the continued dedication of the Executive pending the completion of the Merger and to provide the Company with continuity of management following the Merger. Therefore, in order to accomplish these objectives, the Executive, Witco and the Company desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company, Witco and the Executive agree as follows:

         1.       DEFINITIONS.

                  (a) "Affiliate" of a Person shall mean a Person that directly or indirectly controls, is controlled by, or is under common control with, the Person specified.

                  (b) "Agreement" shall mean this Employment Agreement, together with Exhibit A annexed hereto.

                  (c) "Base Salary" shall mean the salary provided for in
Section 4 or any increased salary granted to the Executive pursuant to
Section 4.

                  (d) "Board" shall mean the Board of Directors of the Company.

                  (e) "Cause" shall mean:

                        (i) the Executive is convicted of a felony involving moral turpitude; or

                       (ii) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company, unless the Executive believed in good faith that such conduct was in, or not opposed to, the best interests of the Company.

                  (f) "Change in Control" shall mean the occurrence of any of the following events after the Effective Date:

                        (i) any "person," as such term is currently used in Section 13(d) of the Securities Exchange Act of 1934, as amended, becomes a "beneficial owner," as such term is currently used in Rule 13d-3 promulgated under that Act, of 20% or more of the Voting Stock of the Company;

                       (ii) a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date; PROVIDED THAT any individual becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                      (iii) the Board adopts any plan of liquidation providing for the distribution of all or substantially all of the Company's assets;

                       (iv) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction or series of transactions (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction or series of transactions beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock of the entity or entities, if any, that succeed to the business of the Company); or

                        (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, less than 51% of the Voting Stock of the combined company, measured either by number of shares and other voting securities or by number of votes entitled to be cast (there being excluded from the Voting Stock deemed held by such shareholders, but not from the Voting Stock of the combined company, any Voting Stock received by Affiliates of such other company in exchange for securities of such other company).

                  (g) "Claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

                  (h) "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

                  (i) "Common Stock" shall mean Common Stock, par value $0.01 per share, of the Company.

                  (j) "Constructive Termination Without Cause" shall mean a termination by the Executive of his employment hereunder on 30 days' written notice given by him to the Company (i) at any time during the 30 days following either the first anniversary or the second anniversary of the Effective Date, (ii) at any time within 90 days following a Change in Control or (iii) within 180 days following the date on which he learns of the occurrence, without his prior written consent, of any of the following events unless the Company shall have fully cured all grounds for such termination within 15 days after the Executive gives notice thereof:

                        (A) a material failure to timely grant, or timely honor, any equity award under Section 6, or a material breach of any of the Company's obligations under Sections 4 through 8, 10(b) or 11 or of any of the Company's representations or warranties in Section 15(a) of this Agreement;

                        (B) the termination of, or a material reduction in, any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applying generally to the other senior executives of the Company);

                        (C) the failure to elect or reelect him to the position described in Section 3(a) or the removal of him from such position;

                        (D) a material diminution in his duties or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to the chairman of the board of a corporation of the size and nature of the Company or otherwise assigned to him hereunder;

                        (E) the relocation of the Company's principal office, or of his own principal office as assigned to him by the Company, to a location more than 25 miles from either Greenwich, Connecticut or Jacksonville, Florida;

                        (F) any termination by the Company of the Executive's employment hereunder other than in strict accordance with the provisions of this Agreement; or

                        (G) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets or business of the Company within 15 days after a merger, consolidation, sale or similar transaction.

                  (k) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for a period of 180 consecutive days as determined by an approved medical doctor. For this purpose an approved medical doctor shall mean a medical doctor selected by the Parties. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

                  (l) "Effective Date" shall mean the date on which the Effective Time (as defined in the Reorganization Agreement) shall occur.

                  (m) "Parties" shall mean the Company and the Executive.

                  (n) "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity.

                  (o) "Proceeding" shall mean any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other.

                  (p) "Pro-Rata Annual Incentive Award" shall mean an amount equal to the product obtained by multiplying (i) the Executive's target annual incentive award for the year during which his employment hereunder terminates (with such target award deemed to be no less than 75% of the target award of the Company's Chief Executive Officer) times (ii) a fraction, the numerator of which is the number of days on which the Executive was employed by the Company or Witco during such year and the denominator of which is 365.

                  (q) "Restricted Stock" shall mean shares of Common Stock issued to the Executive subject to future vesting requirements, as described in Sections 6(a) and 6(c) hereof.

                  (r) "Retirement Benefit Agreement" shall mean a Retirement Benefit Agreement substantially in the form of Exhibit A annexed hereto.

                  (s) "Subsidiary" of any company shall mean any corporation of which such company owns, directly or indirectly, more than 50% of the Voting Stock, measured either by number of shares and other voting securities or by number of votes entitled to be cast.

                  (t) "Term of Employment" shall mean the period specified in
Section 2.

                  (u) "Termination Date" shall mean the date on which the Executive's employment hereunder terminates in accordance with this Agreement.

                  (v) "Voting Stock" shall mean issued and outstanding capital stock or other securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect, in the case of a corporation, the directors of such corporation and, in the case of any other entity, the corresponding governing Person(s).

         2.       TERM OF EMPLOYMENT.

                  The Company hereby agrees to employ the Executive under this Agreement, and the Executive hereby accepts such employment, for the Term of Employment. The Term of Employment shall commence on the Effective Date and shall end on the third anniversary thereof. Notwithstanding the foregoing, the Term of Employment may be earlier terminated in strict accordance with the provisions of Section 9. Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate and be of no further effect if the Reorganization Agreement is terminated prior to the Effective Time (as defined therein) in accordance with its terms.

         3.       POSITIONS, DUTIES AND RESPONSIBILITIES.

                  (a) During the Term of Employment, the Executive shall serve as the Chairman of the Board of the Company and shall have the authority, duties and responsibilities customarily exercised by an individual serving in such position in a corporation of the size and nature of the Company. In connection therewith, and without limitation on such duties and responsibilities, the Executive shall (i) chair all meetings of the Board (setting the agenda jointly with the Company's Chief Executive Officer), (ii) work jointly with the Company's Chief Executive Officer in initial and ongoing presentations of the strategic rationale of the Merger to the investment community, key shareholders, customers, suppliers and employees, (iii) work jointly with the Company's Chief Executive Officer to integrate the Company and Witco, including identification and realization of key synergies and cost reductions, visits to key locations and customers and advice and counsel on personnel and organizational issues and (iv) work jointly with the Company's Chief Executive Officer on other key technology, strategic and financial issues affecting the Company. The Executive shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing duties and responsibilities.

                  (b) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving, with prior notice to the Board, on the boards of directors of other corporations unless the Board shall reasonably determine that such service would result in a material conflict of interest, or on the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, (iii) delivering lectures or fulfilling speaking obligations and (iv) managing his personal investments and affairs; PROVIDED, THAT such activities do not materially interfere with the performance of the Executive's duties and responsibilities as Chairman of the Board.

         4.       BASE SALARY.

                  Commencing as of the Effective Date, the Executive shall be paid an annualized Base Salary equal to the greater of (i) $810,000, and (ii) the annualized base salary of the Company's Chief Executive Officer as of the Effective Date. Such Base Salary shall be payable in accordance with the regular payroll practices of the Company applicable to senior executives but no less frequently than monthly. The Base Salary shall be reviewed no less frequently than annually during the Term of Employment for increase in the discretion of the Board. In addition, upon any increase in the base salary of the Company's Chief Executive Officer, the Base Salary shall immediately be increased (but not decreased) to a level at least equal to that of such Chief Executive Officer. The Base Salary shall not be decreased at any time, or for any purpose, during the Term of Employment (including, without limitation, for the purpose of determining benefits due under Section 9).

         5.       ANNUAL INCENTIVE AWARDS.

                  The Executive shall be eligible for an annual incentive bonus award from the Company in respect of each year during the Term of Employment. The criteria on which awards are based shall be set by the Board. Notwithstanding the foregoing, the annual incentive award actually paid to the Executive in respect of any year shall be no less than 75% of the annual incentive bonus payment(s) earned by the Company's Chief Executive Officer in respect of such year. The Executive shall receive his annual incentive award payment in respect of any year no later than the earlier of (x) the date the Chief Executive Officer of the Company receives his annual incentive award payment in respect of such year and (y) the 120th day following the end of such year.

         6.       LONG-TERM INCENTIVE AWARDS.

                  (a) INITIAL GRANT OF RESTRICTED STOCK. As of the Effective Date, the Company shall grant to the Executive 300,000 shares of restricted Common Stock. Such grant shall be pursuant to an agreement, in customary form reasonably acceptable to the Executive and no less favorable to the Executive in any respect than the form used for any corresponding grant to the Chief Executive Officer of the Company, which agreement shall provide for the vesting of such shares over two years subject to the attainment of certain performance criteria determined by the Compensation Committee of the Company and shall contain provisions for the acceleration of vesting upon a termination of employment or Change in Control consistent with the provisions of Sections 9 and 10(a). The Executive shall be entitled, pursuant to such agreement, to retain all dividends and other distributions with respect to such shares that are declared prior to any vesting or forfeiture of such shares.

                  (b) INITIAL STOCK OPTION GRANT. As of the Effective Date, the Company shall grant to the Executive a ten-year option to purchase 500,000 shares of Common Stock (the "Stock Option"). Such option grant shall be made under the Crompton & Knowles Corporation 1998 Long Term Incentive Plan (or a successor plan containing no less favorable terms) and pursuant to an agreement, in customary form reasonably acceptable to the Executive and no less favorable to the Executive in any respect than the form used for any corresponding grant to the Chief Executive Officer of the Company, which agreement shall provide for the vesting of such option in five equal installments on each of the first five anniversaries of the Effective Date and for an exercise price per share of Common Stock no greater than the "Fair Market Value" (as such term is defined in the Crompton & Knowles Corporation 1998 Long Term Incentive Plan) of a share of Common Stock as of the Effective Date, and shall contain provisions for the acceleration of vesting upon a termination of employment or Change in Control consistent with the provisions of Sections 9 and 10(a).

                  (c) FUTURE EQUITY AWARDS. During the Term of Employment, the Executive shall be eligible for additional awards of stock options, Restricted Stock and other equity grants in the discretion of the Board. Such awards shall be at a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and appropriate in light of corresponding awards to other senior executives of the Company. Notwithstanding the foregoing, in the event that the Chief Executive Officer of the Company receives any grant or award of stock options during the Term of Employment under any annual stock option plan or program of the Company (other than any grant or award made as of the Effective Date), the Executive shall be entitled to receive a corresponding grant or award, on no less favorable terms and covering at least 75% of the number of shares covered by the corresponding grant or award to such Chief Executive Officer.

                  (d) OTHER LONG-TERM INCENTIVES. The Executive shall be eligible for long-term incentive awards, in addition to those described in Sections 6(a), (b) and (c) above, at a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and appropriate in light of corresponding awards to other senior executives of the Company. The Executive shall, in any event, be entitled to receive any form of long-term incentive award described in this Section 6(d) in an amount equal to at least 75% of any corresponding long-term incentive award received by the Company's Chief Executive Officer during the Term of Employment (regardless of whether such award is payable during the Term of Employment).

         7.       OTHER BENEFITS.

                  (a) EMPLOYEE BENEFITS. During the Term of Employment, the Executive shall participate in all employee benefit plans, programs and arrangements made available generally to the Company's senior executives or to its employees, including, without limitation, profit-sharing, savings and other defined contribution retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans or programs, accidental death and dismemberment protection, travel accident insurance, and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans or programs that supplement the above-listed types of plans or programs, whether funded or unfunded; PROVIDED, HOWEVER, that nothing in this Agreement shall be construed to require the Company to establish or maintain any such plans, programs or arrangements, except as expressly set forth herein. The Executive's participation in all such plans, programs and arrangements shall be at a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and are no less favorable to the Executive than those applying to the Company's Chief Executive Officer.

                  (b) RETIREMENT BENEFITS. As of the Effective Date, the Company shall enter into a Retirement Benefit Agreement with the Executive substantially in the form annexed hereto as Exhibit A, pursuant to which the Executive shall be fully vested in a retirement benefit determined in accordance with such Agreement. As of the Effective Date, this retirement benefit shall replace, and be in lieu of, the SERP benefit to which the Executive would otherwise be entitled pursuant to the employment agreement between the Executive and Witco, dated June 12, 1996.

                  (c) PERQUISITES. During the Term of Employment, the Executive shall participate in all fringe benefits and perquisites available to senior executives of the Company at levels, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and no less favorable than those available to the Company's Chief Executive Officer (including, without limitation, up to $20,000 annually for financial, tax and estate planning and counseling, and use of an automobile of the Executive's choice in the Greenwich, Connecticut and Jacksonville, Florida areas in accordance with Company policy); and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide. The Executive shall be provided with a suitable office, and with suitable secretarial services, at the Company's executive offices in Greenwich, Connecticut and Jacksonville, Florida.

                  (d) VACATIONS. During the Term of Employment, the Executive shall be entitled to six weeks paid vacation per year, which may be carried over from year to year.

         8.       REIMBURSEMENT OF BUSINESS AND OTHER EXPENSES.

                  (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all such expenses, subject to documentation in accordance with reasonable policies of the Company.

                  (b) The Company shall promptly reimburse the Executive for any and all expenses (including, without limitation, attorney's fees and other charges of counsel) incurred by him in connection with the negotiation and documentation of this Agreement and the Executive's other employment arrangements with the Company.

         9.       TERMINATION OF EMPLOYMENT.

                  (a) TERMINATION DUE TO DEATH. In the event that the Executive's employment hereunder is terminated due to his death, his estate or his beneficiaries (as the case may be) shall be entitled to:

                        (i)         Base Salary through the date of his death;

                       (ii) a Pro-Rata Annual Incentive Award for the year in which his death occurs, payable in a lump sum promptly after his death, and, if the product of (A) 75% of the annual incentive bonus payment(s) earned by the Company's Chief Executive Officer for such year and (B) the fraction described in Section 1(p)(ii), shall exceed such Pro-Rata Annual Incentive Award, an amount equal to such excess, payable no later than the date specified in the last sentence of Section 5;

                      (iii) payments with respect to any long-term incentive awards that have long-term incentive measurement periods ending after the date of his death to the extent provided in the applicable plans or programs or, if greater, award documents in the event of death;

                       (iv) the continued right to exercise each outstanding stock option to the extent provided in the applicable plan or, if greater, grant document in the event of death, with each such option to become and remain exercisable to the extent provided in the applicable plan or, if greater, grant document in the event of death;

                        (v) immediate vesting of all shares of Restricted Stock and, notwithstanding Section 9(a)(iv), the Stock Option;

                       (vi) the retirement benefit payable pursuant to the Retirement Benefit Agreement;

                      (vii) continued participation for one year for each of the Executive's dependents in all medical, dental, vision, hospitalization and other employee welfare benefit plans, programs and arrangements in which such dependent was participating as of the date of the Executive's death, on terms and conditions no less favorable than those applying on such date and with COBRA benefits commencing thereafter; and

                     (viii)        the benefits described in Section 9(h)(i).

                  (b) TERMINATION DUE TO DISABILITY. In the event that the Executive's employment hereunder is terminated due to Disability, he shall be entitled to the following:

                        (i) to receive disability benefits (beyond benefits attributable to his own contributions) to the same extent as such benefits would have been provided to the Company's Chief Executive Officer had such Chief Executive Officer terminated employment with the Company on the Termination Date as a result of disability;

                       (ii) a Pro-Rata Annual Incentive Award for the year in which his employment terminates, payable in a lump sum promptly following the Termination Date, and, if the product of (A) 75% of the annual incentive bonus payment(s) earned by the Company's Chief Executive Officer for such year and (B) the fraction described in Section 1(p)(ii), shall exceed such Pro-Rata Annual Incentive Award, an amount equal to such excess, no later than the time specified in Section 5 hereof;

                       (iii) payments with respect to any long-term incentive awards that have long-term incentive measurement periods ending after the Termination Date to the extent provided in the applicable plans or programs or, if greater, award documents in the event of disability;

                       (iv) the continued right to exercise each outstanding stock option to the extent provided in the applicable plan or, if greater, grant document in the event of disability, with each such option to become and remain exercisable to the extent provided in the applicable plan or, if greater, grant document in the event of disability;

                        (v) immediate vesting of all shares of Restricted Stock and, notwithstanding Section 9(b)(iv), the Stock Option;

                       (vi) the retirement benefit payable pursuant to the Retirement Benefit Agreement;

                       (vii) continued participation, through the later of the third anniversary of the Effective Date and the first anniversary of the Termination Date, for the Executive and each of his dependents in all medical, dental, vision, hospitalization and life insurance coverages and in all other employee welfare benefit plans, programs and arrangements in which they were participating as of the Termination Date, on terms and conditions that are no less favorable than those that applied on such date; and

                     (viii)         the benefits described in Section 9(h)(i).

                 No termination of the Executive's employment for Disability shall be effective unless the Party terminating his employment first gives 15 days written notice of such termination to the other Party.

                  (c) TERMINATION BY THE COMPANY FOR CAUSE.

                        (i) No termination of the Executive's employment hereunder by the Company for Cause shall be effective unless the provisions of this Section 9(c)(i) shall have been complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (B) to be given no later than 180 days after the Board first learns of such circumstances. The Executive shall have 15 days after receiving such notice in which to cure such grounds, to the extent such cure is possible. If he fails to cure such grounds, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 20 days of his receiving such notice, provided that he requests such hearing within 15 days of receiving such notice. If, within five days following such hearing, the Board gives written notice to the Executive confirming that, in the judgment of at least two thirds of the members of the Board, Cause for terminating his employment on the basis set forth in the original notice exists, his employment with the Company shall thereupon be terminated for Cause, subject to DE NOVO review, at the Executive's election, through arbitration in accordance with Section 16.

                        (ii) In the event that the Executive's employment hereunder is terminated by the Company for Cause in accordance with Section 9(c)(i), he shall be entitled to:

                                    (A)     the continued right to exercise each
         outstanding stock option that is, or becomes, exercisable as of the Termination Date, such period of exercisability to continue for at least the lesser of (x) 90 days and (y) the balance of such option's maximum stated term;

                                    (B)     the retirement benefit payable
pursuant to the Retirement Benefit Agreement; and

                                    (C)     the benefits described in Section
         9(h)(i).

                  (d) TERMINATION WITHOUT CAUSE. In the event that the Executive's employment hereunder is terminated by the Company, other than due to Disability in accordance with Section 9(b) or for Cause in accordance with
Section 9(c)(i), he shall be entitled to:

                        (i) a prompt lump-sum payment equal to the amount of the future Base Salary that would have been payable to the Executive had he remained employed by the Company through the third anniversary of the Effective Date;

                       (ii) continuing payments of annual incentive awards for each year remaining through the third anniversary of the Effective Date, in each case in an amount equal to 75% of the annual incentive bonus payment(s) earned by the Company's Chief Executive Officer for such year; PROVIDED, HOWEVER, that the amount in respect of the year containing the third anniversary of the Effective Date shall be prorated to reflect the portion of such year that occurs prior to such anniversary and; PROVIDED, FURTHER, THAT each such payment shall be made no later than the date specified in the last sentence of Section 5;

                      (iii) payments with respect to any long-term incentive awards that have long-term incentive measurement periods ending after the Termination Date to the extent provided in the applicable plans or programs or, if greater, award documents in the event of a retirement or, if greater, a termination of employment without cause;

                        (iv) the continued right to exercise each outstanding stock option to the extent provided in the applicable plan or, if greater, grant document in the event of a retirement or, if greater, a termination of employment without cause, with each such option to become and remain exercisable to the extent provided in the applicable plan or, if greater, grant document in the event of a retirement or, if greater, a termination of employment without cause;

                        (v) immediate vesting of all shares of Restricted Stock and, notwithstanding Section 9(d)(iv), the Stock Option;

                       (vi) the retirement benefit payable pursuant to the Retirement Benefit Agreement;

                      (vii) continued participation, until no earlier than the third anniversary of the Effective Date, for the Executive and each of his dependents in all employee welfare benefit plans, programs and arrangements in which they were participating as of such date, on terms and conditions that are no less favorable than those that applied on such date and with COBRA benefits commencing thereafter, provided that the Company's obligation under this Section 9(d)(vii) shall be reduced to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer; and

                     (viii) the benefits described in Section 9(h)(i).

                  (e) CONSTRUCTIVE TERMINATION WITHOUT CAUSE. In the event that a Constructive Termination Without Cause occurs, the Executive shall have the same entitlements as provided under Section 9(d) for a termination by the Company without Cause.

                  (f) VOLUNTARY TERMINATION. In the event that the Executive terminates his employment with the Company on his own initiative, other than by death, for Disability, or by a Constructive Termination Without Cause, he shall have the same entitlements as provided in Section 9(c)(ii) in the case of a termination by the Company for Cause. A voluntary termination under this Section 9(f) shall be effective upon written notice to the Company and shall not be deemed a breach of this Agreement.

                  (g) EXPIRATION OF THE TERM OF EMPLOYMENT. In the event that the Executive's employment hereunder terminates upon the third anniversary of the Effective Date, then he shall be entitled to:

                        (i) a Pro-Rata Annual Incentive Award for the year containing the Termination Date, payable in a lump sum promptly following the Termination Date, and, if the product of (x) 75% of the annual incentive bonus payment(s) earned by the Company's Chief Executive Officer for such year and (y) the fraction described in Section 1(p)(ii), shall exceed such Pro-Rata Annual Incentive Award, an amount equal to such excess no later than the time specified in Section 5 hereof;

                       (ii) the retirement benefit payable pursuant to the Retirement Benefit Agreement;

                      (iii) payments with respect to any long-term incentive awards that have long-term incentive measurement periods ending after the Termination Date to the extent provided in the applicable plans or programs or, if greater, award documents in the event of a retirement or, if greater, a termination of employment without cause;

                       (iv)     the continued right to exercise each
outstanding stock option to the extent provided in the applicable plan or, if greater, grant document in the event of a retirement or, if greater, a termination of employment without cause, with each such option to become and remain exercisable to the extent provided in the applicable plan or, if greater, grant document in the event of a retirement or, if greater, a termination of employment without cause;

                        (v)      immediate vesting of all shares of
Restricted Stock and, notwithstanding Section 9(g)(iv), the Stock Option; and

                       (vi)     the benefits described in Section 9(h)(i).

                  (h) MISCELLANEOUS.

                         (i)        On any termination of the Executive's
employment hereunder, shall be entitled to:

                                    (A)     Base Salary through the Termination
         Date;

                                    (B)     the balance of any incentive awards
         earned (but not yet paid);

                                    (C)     any amounts due him under Sections 7
         or 8;

                                    (D)     a lump-sum payment in respect of
         accrued but unused vacation days at his Base Salary rate in effect on the Termination Date;

                                    (E)     in addition to any benefits provided
         pursuant to Sections 9(a)(vii), 9(b)(vii) and 9(d)(vii), the Company shall continue to provide medical, dental, vision and hospitalization coverages and benefits to the Executive and his spouse, for the remainder of each of their lives, on no less favorable a basis to the recipient than such benefits and coverages are provided to the Chief Executive Officer of the Company, PROVIDED that in no event shall the basis be materially less favorable, in the aggregate, than the basis applying as of the Termination Date;

                                    (F)     other or additional benefits, if
         any, in accordance with applicable plans, programs and arrangements of the Company and its Affiliates (including, without limitation, Sections 10(b) and 11(a)); and

                                    (G)     payment, by wire transfer promptly
         when due, of all monies owed to him in connection with the termination.

                        (ii) In the event that the Executive, or any member of his family, is precluded from continuing full participation in any employee benefit plan, program or arrangement as provided in Sections 9(a)(vii), 9(b)(vii), 9(d)(vii) or 9(h)(i)(E), the Executive shall be provided with the after-tax economic equivalent of any benefit or coverage foregone. For this purpose, the economic equivalent of any benefit or coverage foregone shall be deemed to be the total cost to the Executive of obtaining such benefit or coverage himself on an individual basis. Payment of such after-tax economic equivalent shall be made quarterly in advance, without discount.

                       (iii) In the event of any termination of the Executive's employment with the Company, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement, and there shall be no offset against amounts due the Executive under this Agreement on account of (A) any claim that the Company or any of its shareholders or Affiliates may have against him or (B) any remuneration or other benefit earned or received by the Executive after such termination except as specifically provided in Section 9(d)(vii). Any amounts due under this Section 9 or under Section 10(b) are considered to be reasonable by the Company and are not in the nature of a penalty.

         10.      CHANGE IN CONTROL; EXCISE TAX GROSS-UP.

                  (a) In the event that a Change in Control occurs during the Term of Employment, then (i) all amounts, entitlements and benefits (excluding any Restricted Stock and the Stock Option unless the Change in Control is also a "change in control" within the meaning of the Crompton & Knowles Corporation 1998 Long Term Incentive Plan) in which the Executive is not yet vested shall become fully vested and nonforfeitable; and
(ii) the Executive shall have the continued right to exercise each outstanding stock option, including, without limitation, any portion of the Stock Option vesting prior to or upon such Change in Control, to the extent permitted by the applicable plan or, if more favorable to the Executive, grant document, with each such option to become and remain exercisable to the extent permitted by the applicable plan or, if more favorable to the Executive, grant document. In the event that holders of Common Stock receive cash, securities or other property in respect of their Common Stock in connection with a Change in Control transaction, the Company shall use its best reasonable efforts, consistent with the applicable plan or, if more favorable to the Executive, grant document to enable the Executive (if he so elects) to exercise any stock option at a time and in a fashion that will entitle him to receive in exchange for any shares thus acquired the same consideration as is received in such Change in Control transaction by other holders of Common Stock. Notwithstanding the foregoing, nothing in this Section 10(a) shall in any way limit the Executive's rights under Section 9 with respect to any stock option (including, without limitation, the Stock Option) or Restricted Stock upon a termination of his employment.

                  (b) In the event that any payment or benefit made or provided to or for the benefit of the Executive in connection with this Agreement, his employment with the Company or the termination thereof, or his prior employment with Witco (a "Payment") is determined to be subject to any excise tax ("Excise Tax") imposed by Section 4999 of the Code (or any successor to such Section), the Company shall pay to the Executive, prior to the time any Excise Tax is payable with respect to such Payment (through withholding or otherwise), an additional amount (a "Gross-Up Payment") which, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the Excise Tax on such Payment plus (ii) any penalty and interest assessments associated with such Excise Tax. The determination of whether any Payment is subject to an Excise Tax and, if so, the amount and time of any Gross-Up Payment pursuant to this Section 10(b) shall be made by an independent auditor (the "Auditor") jointly selected by the Parties and paid by the Company. Unless the Executive agrees otherwise in writing, the Auditor shall be a nationally recognized United States public accounting firm that has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any of its Affiliates. If the Parties cannot agree on the firm to serve as the Auditor, then the Parties shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. The Parties shall cooperate with each other in connection with any Proceeding or Claim relating to the existence or amount of any liability for Excise Tax. All expenses relating to any such Proceeding or Claim (including attorneys' fees and other expenses incurred by the Executive in connection therewith) shall be paid by the Company promptly upon demand by the Executive, and any such payment shall be subject to a Gross-Up Payment under this Section 10(b) in the event that the Executive is subject to Excise Tax on it. This Section 10(b) shall apply irrespective of whether a Change in Control has occurred.

         11.      INDEMNIFICATION.

                  (a) The Company agrees that (i) if the Executive is made a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company or Witco or is or was serving at the request of the Company, Witco or any of their Affiliates as a director, officer, member, employee, agent, manager, consultant or representative of another Person or (ii) if any Claim is made, or threatened to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation, bylaws or Board resolutions or, if greater, by the laws of the State of Delaware, against any and all costs, expenses, liabilities and losses (including, without limitation, attorney's fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee, agent, manager, consultant or representative of the Company or other Person and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all costs and expenses incurred by him in connection with any such Proceeding or Claim within 15 days after receiving written notice requesting such an advance. Such notice shall include, to the extent required by applicable law, an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses.

                  (b) Neither the failure of the Company (including the Board, independent legal counsel or stockholders) to have made a determination in connection with any request for indemnification or advancement under Section 11(a) that the Executive has satisfied any applicable standard of conduct, nor a determination by the Company (including the Board, independent legal counsel or stockholders) that the Executive has not met any applicable standard of conduct, shall create a presumption that the Executive has not met an applicable standard of conduct.

                  (c) During the Term of Employment and for a period of six years thereafter, the Company shall keep in place a directors and officers' liability insurance policy (or policies) providing comprehensive coverage to the Executive to the extent that the Company provides such coverage for any other present or former senior executive or director of the Company.

         12.      CONFIDENTIALITY.

                  During the Term of Employment and thereafter, the Executive shall not, without the consent of the Company, divulge, disclose or make accessible to any other Person any confidential non-public document, record or information concerning the business or affairs of the Company or of any of its Subsidiaries that he has acquired in the course of his employment with the Company or Witco, except (x) to the Company or to any authorized (or apparently authorized) agent or representative of the Company, (y) in connection with performing his duties under this Agreement, or (z) when required to do so by law or by a court, governmental agency, legislative body, or other Person with apparent jurisdiction to order him to divulge, disclose or make accessible such information; PROVIDED, HOWEVER, that these restrictions shall not apply to any document, record or other information that (i) has previously been disclosed to the public, or is in the public domain, other than as a result of the Executive's breach of this Section 12, or (ii) is known or generally available within any trade or industry of the Company or of any of its Subsidiaries.

         13.      NON-COMPETE.

                  During the Term of Employment, and (PROVIDED that the Company has fully and promptly satisfied all its obligations hereunder) for a period of six months thereafter, the Executive shall not engage in any "Competitive Activity." For purposes of this Agreement, "Competitive Activity" shall mean the Executive's active participation in the direction or management of any enterprise that derives fifty percent or more of its consolidated gross revenues from sales of products and services in markets in which it competes directly with the Company for sales of such products and services and from which the Company derives thirty percent or more if its consolidated gross revenues; PROVIDED, HOWEVER, that the term "Competitive Activity" shall not include mere ownership of up to five percent (measured by value) of the equity securities of any enterprise and that the term "Company" shall, for purposes of this sentence only, include Subsidiaries of the Company. The restrictions set forth in this
Section 13 shall supersede any other non-competition, non-solicitation or similar restriction by which the Executive might otherwise be bound including, without limitation, any such restriction under the employment agreement dated as of June 12, 1996, between Witco and the Executive.

         14.      ASSIGNABILITY; BINDING NATURE.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns.

                  (b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the assets and business of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets and business of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. In the event of any sale of assets and business or liquidation as described in the preceding sentence, the Company shall use its best efforts to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder.

                  (c) No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 18(e).

         15.      REPRESENTATIONS.

                  (a) The Company represents and warrants that (i) it is fully authorized by action of its Board (and of any other Person or body whose action is required) to enter into this Agreement and to perform its obligations hereunder; (ii) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree; or any agreement, plan or corporate governance document of the Company; and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  (b) The Executive represents and warrants that, to the best of his knowledge and belief, (i) delivery and performance of this Agreement by him does not violate any applicable law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound, and
(ii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be the valid and binding obligation of the

Executive, enforceable against him in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         16.      RESOLUTION OF DISPUTES.

                  Any Claim arising out of or relating to this Agreement, the Executive's employment with the Company or with Witco or the termination of such employment shall be resolved by binding confidential arbitration, to be held in Jacksonville, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly pay all costs and expenses, including without limitation attorneys' fees, incurred by the Executive or his beneficiaries in resolving any such Claim, other than any Claim brought by the Executive or his beneficiaries that the arbitrator(s) determine to have been brought (i) in bad faith or (ii) without any reasonable basis. Pending the resolution of any Claim, the Executive (and his beneficiaries) shall continue to receive all payments and benefits due under this Agreement, except to the extent that the arbitrator(s) otherwise provide.

         17.      NOTICES.

                  Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (a) when delivered personally to such Person or (b), provided that a written acknowledgment of receipt is obtained, two days after being sent by prepaid certified or registered mail, or by a nationally recognized overnight courier, to the address specified below for such Person (or to such other address as such Person shall have specified by ten days advance notice given in accordance with this Section 17), or (c) in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth for the Company (or to such other facsimile number as the Company shall have specified by ten days advance notice given in accordance with this Section 17), with a confirmatory copy sent by certified or registered mail or by overnight courier to the Company in accordance with this Section 17.

If to the Company:                        C&K Witco Corporation
                                          One Station Place
                                          Metro Center
                                          Stamford, CT 06902
                                          Attention:  General Counsel
                                          Facsimile #:  (203) 353-5470

If to the Executive:                      To the Executive at his principal
                                          residence as shown in the records of
                                          the Company (with a copy to the
                                          Executive at the Company's address)

If to a beneficiary                       The address most recently specified by
  of the Executive:                       the Executive or beneficiary through
                                          notice given in accordance with this
                                          Section 17.

         18.      MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, as of the Effective Date, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto, including, without limitation, the employment agreement dated as of June 12, 1996, between Witco and the Executive, except to the extent necessary to protect existing rights.

                  (b) SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

                  (c) AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is set forth in a writing signed by the Parties. No waiver by either Party of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Party.

                  (d) HEADINGS. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  (e) BENEFICIARIES/REFERENCES. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                  (f) SURVIVORSHIP. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment hereunder.

                  (g) GOVERNING LAW/JURISDICTION. This Agreement shall be governed, construed, performed and enforced in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

                  (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                        PARK MERGER CO.


                                        By: /s/ VINCENT A. CALARCO
                                            --------------------------------



                                        WITCO CORPORATION


                                        By: /s/ CAMILLO J. DiFRANCESCO
                                            --------------------------------



                                        THE EXECUTIVE


                                            /S/ E. GARY COOK
                                            --------------------------------
                                                        E. Gary Cook

                                    EXHIBIT A

                      FORM OF RETIREMENT BENEFIT AGREEMENT

         AGREEMENT by and between C&K Witco Corporation, a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company") and E. Gary Cook (the "Executive") dated as of the _______ day of ______________, 1999.


                              W I T N E S S E T H :


         WHEREAS, the Company, Witco Corporation and the Executive have entered into an Employment Agreement dated as of May 31, 1999 ( the "Employment Agreement"); and

         WHEREAS, the Company desires to provide certain retirement benefits to the Executive in connection with his employment under the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive, intending to be bound as of the "Effective Date" as such term is defined in the Employment Agreement, agree as follows:

1.       DEFINITIONS AND USAGE.

         (a) DEFINITIONS. Wherever used in this Agreement, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

                  (i) "Actuarial Equivalent" means a benefit of equivalent value, computed on the basis of (i) the 1983 Group Annuity Mortality Table (unisex) and (ii) an annual interest rate equal to the average yield on 30-year United States Treasury securities for the month preceding the month in which the Executive's employment with the Company terminates.

                  (ii) "Beneficiary" means any individual, trust or other entity designated by the Executive as a beneficiary with respect to his Retirement Benefit in his most recent written designation filed with the Company before his death and, in the absence of any such filed designation to the contrary, shall be deemed to be the Executive's spouse or, in the event that he has no spouse or his spouse dies, his estate.

                  (iii) "Committee" means the individual or individuals appointed by the Board to perform the functions described in Section 3.

                  (iv) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (v) "Retirement Benefit" means the benefit determined under
Section 2.

         (b) OTHER DEFINED TERMS. Other capitalized terms shall have the meanings set forth in the Employment Agreement.

2.       BENEFITS.

         (a) RETIREMENT BENEFIT. The Retirement Benefit shall be an annuity with annual payments of $1.5 million per year that (i) are payable for the life of the Executive and (ii) commence on the Termination Date, with subsequent annual payments payable on the anniversaries of the Termination Date; PROVIDED, HOWEVER, that if the Executive's death occurs before 15 annual payments have been made, his Beneficiary shall receive annual payments of $1.5 million per year, payable at the same time as they would have been payable to the Executive had he survived, until such time as 15 annual payments shall have been made.

         (b) VESTING. The Executive shall have a vested right to the Retirement Benefit as of the Effective Date, and such right shall remain fully vested following the termination of his employment with the Company for any reason.

         (c) OPTIONAL FORMS OF BENEFIT. In lieu of receiving the Retirement Benefit described in Section 2(a) above, the Executive may elect to receive the Actuarial Equivalent of the Retirement Benefit in any of the following forms:
(i) a joint and fifty percent (50%) survivor annuity, (ii) a joint and fifty percent (50%) survivor annuity with a 15-year term certain for payment at the 100% rate, or (iii) a lump-sum distribution. Payment of the lump-sum distribution shall be made promptly after the Termination Date. Payments of other optional forms of benefit shall commence on the Termination Date. The election to receive any of these optional forms of benefit shall be made or changed by written notice from the Executive given either prior to the Effective Date or at least six months prior to the Termination Date. Any benefit shall be paid in cash unless the recipient consents in writing to payment in another form.

         (d) PRE-RETIREMENT DEATH BENEFIT. In the event that the Executive dies prior to the commencement of payments in respect of the Retirement Benefit, his Beneficiary shall receive annual payments that (i) are equal to the annual benefit payments to which such Beneficiary would have been entitled had the Executive's Termination Date occurred on the day prior to his death and had the Executive elected to receive a joint and fifty percent (50%) retirement benefit with a 15-year term certain for payment at the 100% rate and (ii) are payable at the same time as they would have been payable to the Executive had he survived.

3.       PROCEDURES.

         (a) ADMINISTRATION. The Committee shall be the plan administrator for this Retirement Benefit Agreement. The Committee shall have the duty to determine eligibility for benefits and the appropriate amount of any benefits; to decide any question which may arise regarding the rights of the Executive and his Beneficiaries, and the amounts of their respective interests; and to adopt rules and to exercise powers that are appropriate for the administration of this Retirement Benefit Agreement, subject in all cases to DE NOVO review in arbitration in accordance with Section 16 of the Employment Agreement. The Committee shall maintain full and complete records of its decisions.

         (b) CLAIMS PROCEDURE. Any claim for benefits under this Retirement Benefit Agreement shall be made by the Executive or Beneficiary ("claimant") by written notice to the Company, directed to the attention of the Committee. If a claim for benefits under this Retirement Benefit Agreement is wholly or partially denied, notice of the decision shall be given to the claimant by the Committee within 10 days after the claimant gives written notice of the claim to the Company. Such notice of decision shall set forth the specific reason or reasons for the denial; specific reference to the pertinent provisions of this Retirement Benefit Agreement upon which the denial is based; and a description of any additional material or information necessary for the claimant to perfect the claim.

         (c) DISPUTE RESOLUTION. Any denial of benefits or other dispute or claim arising out of or relating to this Retirement Benefit Agreement shall be resolved by binding arbitration in accordance with Section 16 of the Employment Agreement.

4.       MISCELLANEOUS PROVISIONS.

         (a) GENERAL. Sections 14 through 18 of the Employment Agreement shall be deemed incorporated herein in full, with the references to "the Agreement" in such sections treated as references to this Retirement Benefit Agreement.

         (b) NO GUARANTEE OF EMPLOYMENT. Nothing contained in this Retirement Benefit Agreement shall be construed as a contract of employment or deemed to give the Executive the right to be retained in the employ of the Company.

         (c) BONDING. Neither the Committee, nor its members, agents or advisors, shall be required to be bonded, except as otherwise required by ERISA.

         (d) NO FUNDING. This Retirement Benefit Agreement constitutes a mere promise by the Company to make payments in accordance with the terms of this Retirement Benefit Agreement and the Executive (and his Beneficiaries) shall have the status of general unsecured creditors of the Company. Nothing in this Retirement Benefit Agreement shall be construed to give the Executive rights to any specific assets of the Company or of any other Person. It is the intent of the Company that this Retirement Benefit Agreement be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

         (e) WITHHOLDING. The Company may deduct from payments made under this Retirement Benefit Agreement amounts in respect of taxes required to be withheld by applicable law.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                       C&K WITCO CORPORATION


                                       By:
                                           -------------------------------



                                       THE EXECUTIVE


                                       -----------------------------------
                                                         E. Gary Cook